Exhibit 99.1


         Movie Gallery Declares Quarterly Dividend of $0.03 per Share

    DOTHAN, Ala., June 17 /PRNewswire-FirstCall/ -- Movie Gallery
(Nasdaq: MOVI) today announced that the Board of Directors has declared a dividend to common stockholders of $0.03 per share, payable on July 27, 2004, to stockholders of record as of July 13, 2004.

    About Movie Gallery
    Movie Gallery currently owns and operates more than 2,250 video specialty stores located throughout North America. Movie Gallery is the leading home video specialty retailer primarily focused on rural and secondary markets.

     Contact: Thomas D. Johnson, Jr.
     SVP-Investor Relations
     (334) 702-2400

SOURCE  Movie Gallery
    -0-                             06/17/2004
    /CONTACT: Thomas D. Johnson, Jr., SVP-Investor Relations of Movie Gallery, +1-334-702-2400/
    /Web site:  http://www.moviegallery.com /
    (MOVI)

CO:  Movie Gallery
ST:  Alabama
IN:  REA
SU:  DIV